Exhibit 10.5

SECURITY AGREEMENT

by

BODY CENTRAL CORP.

AND EACH SUBSIDIARY OF BODY CENTRAL CORP.

LISTED AS A GRANTOR ON THE SIGNATURE PAGES HERETO,
as Grantors,

THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME

and

LANE FIVE PARTNERS LP,

as Agent

Dated as of June 27, 2014

TABLE OF CONTENTS

		Page

PREAMBLE		1

RECITALS		1

AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	8
SECTION 1.3.	Information Certificate	8

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.	Pledge; Grant of Security Interest	8
SECTION 2.2.	Secured Obligations	9
SECTION 2.3.	Security Interest	9

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

SECTION 3.1.	Delivery of Certificated Securities Collateral	10
SECTION 3.2.	Perfection of Uncertificated Securities Collateral	11
SECTION 3.3.	Financing Statements and Other Filings; Maintenance of Perfected Security Interest	11
SECTION 3.4.	Other Actions	12
SECTION 3.5.	Supplements; Further Assurances	14

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	Title	15

i

ii

iii

SIGNATURES

EXHIBIT 1	Form of Securities Pledge Amendment
SCHEDULE I	Intercompany Notes
SCHEDULE II	Filings, Registrations and Recordings
SCHEDULE III	Pledged Interests

i

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of June 27, 2014 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Security Agreement”) made by BODY CENTRAL CORP., a Delaware corporation (the “Company”) and each Subsidiary of the Company signatory hereto (the “Original Guarantors”) and from time to time party hereto by execution of a joinder agreement (the “Additional Guarantors” and, together with the Original Guarantors, the “Guarantors”; the Company and the Guarantors are each a “Grantor” and, collectively, the “Grantors”), in favor of LANE FIVE PARTNERS LP, in its capacity as collateral agent (in such capacity, the “Agent”) for the Buyers (as defined below) party to the Securities Purchase Agreement, dated as of even date herewith (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”).

R E C I T A L S :

A.                                    The Company and each party listed as a “Buyer” on the Schedule of Buyers (as such schedule may be amended, restated or otherwise modified from time to time) attached thereto, each a “Buyer”, and collectively, the “Buyers”) are parties to the Securities Purchase Agreement, pursuant to which Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” (as defined in the Securities Purchase Agreement).

B.                                    Pursuant to that certain Guaranty dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”; the Guaranty, the Notes, the Securities Purchase Agreement, this Security Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Securities Purchase Agreement are, collectively, the “Transaction Documents”), the Guarantors (as defined in the Guaranty) have, among other things, unconditionally guaranteed the Guaranteed Obligations (as defined in the Guaranty).

C.                                    The Grantors will receive substantial benefits from the execution, delivery and performance of the Obligations and the Guaranteed Obligations and each is, therefore, willing to enter into this Security Agreement.

D.                                    This Security Agreement is given by each Grantor in favor of the Agent for the benefit of the Credit Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

E.                                     It is a condition precedent to the Buyers entering into the Securities Purchase Agreement that the Company and the Original Guarantors shall have executed and delivered to the Agent this Security Agreement providing for the grant to the Agent for the benefit of the Buyers of a security interest in substantially all current and future assets of such Grantors to secure all of the Company’s obligations under the Securities Purchase Agreement and the Notes issued pursuant thereto and the Original Guarantors’ obligations under the Guaranty.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.                                          Definitions.

(a)                                 Unless otherwise defined herein or in the Transaction Documents, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)                                 Capitalized terms used but not otherwise defined herein that are defined in the Transaction Documents shall have the meanings given to them in the Transaction Documents.

(c)                                  The following terms shall have the following meanings:

“Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Blocked Account Agreement” means with respect to any deposit account established by a Grantor, an agreement, in form and substance satisfactory to the Agent, establishing control (as defined in the UCC) of such deposit account by the Agent and whereby the bank maintaining such deposit account agrees, upon the occurrence and during the continuance of a Cash Dominion Event, to comply only with the instructions originated by the Agent without the further consent of any Grantor.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Buyer” and “Buyers” shall have the meaning assigned to such term in Recital A hereof.

“Cash Dominion Event” shall have the meaning specified therefor in the First Priority Documents (as defined in the Subordination Agreement).

“CFC” means a “controlled foreign corporation” (within the meaning of Section 957 of the Code).

“Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of Law) against, all or any portion of the Collateral.

“Collateral” shall have the meaning assigned to such term in SECTION 2.1 hereof.

“Control” shall mean (i) in the case of any Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any security entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Control Agreements” shall mean, collectively, the Blocked Account Agreements and the Securities Account Control Agreements.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common Law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, including, without limitation, the registrations and applications listed in Section III of the Information Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Card Issuer” shall mean any person (other than a Grantor) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other issuers approved by the Agent.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Grantor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Grantor resulting from charges by a customer of a Grantor on credit or debit cards issued by such Credit Card Issuer in connection with the sale of goods by a Grantor, or services performed by a Grantor, in each case in the ordinary course of its business.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Buyer and its Affiliates, (ii) the Agent, (iii) each beneficiary of each indemnification obligation undertaken by any Grantor under any Transaction Document, (iv) any other Person to whom Obligations under this Security Agreement and other Transaction Documents are owing, and (v) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Distributions” shall mean, collectively, with respect to each Grantor, all Restricted Payments from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Property” shall mean the following:

(a)                                 any license, permit or lease held by any Grantor (i) if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or result in such Grantor’s loss of use of such asset or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including any Debtor Relief Law) or principles of equity) or (ii) to the extent that applicable Law prohibits the creation of a security interest therein or thereon (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including any Debtor Relief Law) or principles of equity);

(b)                                 any Intellectual Property Collateral consisting of intent-to-use trademark applications, for which the creation by a Grantor of a security interest therein is prohibited without the consent of third party or by applicable Law; and

(c)                                  any Exempt Accounts;

provided, however, that in each case described in clauses (a) and (b) of this definition, such property shall constitute “Excluded Property” only to the extent and for so long as such license, permit, lease or applicable Law validly prohibits the creation of a Lien on such property in favor of the Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Excluded Property”;

provided further, that “Excluded Property” shall not include the right to receive any proceeds arising therefrom or any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property).

“Exempt Accounts” means any deposit accounts, securities accounts, or other similar accounts (a) into which there is deposited no funds other than those intended solely to cover payroll and other compensation for employees of the Grantors; (b) constituting employee withholding accounts and contain only funds deducted from pay otherwise due to employees of the Grantors for services rendered to be applied toward the tax obligations of such employees and any other employment-related obligations in connection therewith, including FICA and Medicare obligations; (c) constituting escrow accounts maintained pursuant to statutory requirements; and (d) constituting fiduciary or trust accounts maintained by the Grantors in the ordinary course of business.

“Goodwill” shall mean, collectively, with respect to each Grantor, the goodwill connected with such Grantor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which such Grantor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Grantor’s business.

“Grantor” shall have the meaning assigned to such term in the Preamble hereof.

“Guaranteed Obligations” shall have the meaning assigned to such term in the Guaranty.

“Guarantors” shall have the meaning assigned to such term in the Guaranty.

“Guaranty” shall have the meaning assigned to such term in Recital B hereof.

“Information Certificate” shall mean that certain Information Certificate dated as of the date hereof, executed and delivered by each Grantor in favor of the Agent for the benefit of the Credit Parties, and each other Information Certificate (which shall be in form and substance reasonably acceptable to the Agent) executed and delivered by the applicable Grantor in favor of the Agent for the benefit of the Credit Parties contemporaneously with the execution and delivery of a joinder agreement executed in accordance with the terms of the Transaction Documents, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

“Intercompany Notes” shall mean, with respect to each Grantor, all intercompany notes described on Schedule I hereto and each intercompany note hereafter acquired by such Grantor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Letters of Credit” unless the context otherwise requires, shall have the meaning given to such term in the UCC.

“Licenses” shall mean, collectively, with respect to each Grantor, all license and distribution agreements with any other Person with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Notes” shall have the meaning assigned to such term in Recital A hereof.

“Original Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Patents” shall mean, collectively, with respect to each Grantor, all patents issued or assigned to and all patent applications made by such Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those patents, patent applications listed in Section III of the Information Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Pledged Interests” shall mean, collectively, with respect to each Grantor, all Equity Interests in any issuer now existing or hereafter acquired or formed, including, without limitation, all Equity Interests of such issuer described in Schedule III hereof, together with all rights, privileges, authority and powers of such Grantor relating to such Equity Interests issued by any such issuer under the Organization Documents of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and all other Investment

Property owned by such Grantor; provided, however, that to the extent applicable, Pledged Interests shall not include any interest possessing more than 65% of the voting power or control of all classes of interest entitled to vote of any CFC and shall be further limited to 0% of such voting interests in the case of any CFC that is not directly owned by a Grantor to the extent the pledge herein will result in an adverse tax consequence to such Grantor.

“Pledged Securities” shall mean, collectively, the Pledged Interests and the Successor Interests.

“Secured Obligations” shall mean the Obligations (as defined in the Notes) and the Guaranteed Obligations.

“Securities Account Control Agreement” shall mean an agreement in form and substance satisfactory to the Agent with respect to any Securities Account of a Grantor.

“Securities Act” means the Securities Exchange Act of 1934 and the applicable regulations promulgated by the Securities and Exchange Commission pursuant to such Act.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Security Agreement” shall have the meaning assigned to such in the Preamble hereof.

“Securities Purchase Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Senior Agent” shall mean Crystal Financial LLC, as agent for the Senior Lenders, and, with respect to certain possessory and “control” collateral, as sub-agent for the Agent pursuant to the terms of the Subordination Agreement.

“Successor Interests” shall mean, collectively, with respect to each Grantor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Grantor (unless such successor is such Grantor itself) formed by or resulting from any consolidation or merger in which any Person listed in Section I of the Information Certificate is not the surviving entity; provided, however, that Successor Interests shall not include shares or interests possessing more than 65% of the voting power or control of all classes of capital stock or interests entitled to vote of any CFC to the extent such pledge would result in an adverse tax consequence to such Grantor.

“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common Law and whether established or registered in the United States or any other country or any political subdivision thereof), including, without limitation, the registrations and applications listed in Section III of the Information Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“Transaction Documents” shall have the meaning assigned to such term in Recital B hereof.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of Law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Unrestricted Cash” means, without duplication of any Credit Card Receivables, unrestricted cash and Cash Equivalents of the Grantors on deposit in accounts of the Grantors (net of checks outstanding).

SECTION 1.1.                                          Interpretation.  The rules of interpretation specified in the Transaction Documents shall be applicable to this Security Agreement.

SECTION 1.2.                                          Information Certificate.  The Agent and each Grantor agree that the Information Certificate, and all schedules, amendments and supplements thereto are and shall at all times remain a part of this Security Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.                                          Pledge; Grant of Security Interest.  As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges and grants to the Agent for its benefit and for the benefit of the other Credit Parties, a Lien on and security interest in and to all of the right, title and interest of such Grantor in, to and under all personal property and interests in such personal property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”), including, without limitation:

(i)                         all Accounts;

(ii)                      all Goods, including Equipment, Inventory and Fixtures;

(iii)                   all Documents, Instruments and Chattel Paper (whether tangible or electronic);

(iv)                  all Letters of Credit and Letter-of-Credit Rights;

(v)                     all Securities Collateral;

(vi)                  all Investment Property;

(vii)               all Intellectual Property Collateral;

(viii)            all Commercial Tort Claims, including, without limitation, those described in Section IV of the Information Certificate;

(ix)                  all General Intangibles;

(x)                     all Deposit Accounts and Securities Accounts;

(xi)                  all Supporting Obligations;

(xii)               all books and records relating to the Collateral;

(xiii)            all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing; and

(xiv)           to the extent not covered by clauses (i) through (xiii) of this sentence, all other personal property of such Grantor, whether tangible or intangible.

Notwithstanding anything to the contrary contained in clauses (i) through (xiv) above, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.  The Grantors shall from time to time at the request of the Agent give written notice to the Agent identifying in reasonable detail the Excluded Property and shall provide to the Agent such other information regarding the Excluded Property as the Agent may reasonably request.

SECTION 2.2.                                          Secured Obligations.  This Security Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

SECTION 2.3.                                          Security Interest.  (a)  Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to authenticate and file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) a description of the Collateral as “all assets of the Grantor, wherever located, whether now owned or hereafter acquired” and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates.  Each Grantor agrees to provide all information described in the immediately preceding sentence to the Agent promptly upon request.

(b)                                 Each Grantor hereby ratifies its prior authorization for the Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

(c)                                  Each Grantor hereby further authorizes the Agent to file filings with the United States Patent and Trademark Office and United States Copyright Office (or any successor office or any similar office in any other country) or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder in any Intellectual Property Collateral, without the signature of such Grantor, and naming such Grantor, as debtor, and the Agent, as secured party.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

SECTION 3.1.                                          Delivery of Certificated Securities Collateral.  Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Agent (or, so long as the Credit Agreement is in effect, to the Senior Agent as the bailee of the Agent) in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that, upon such delivery, the Agent has a perfected second priority security interest therein, subject to Permitted Encumbrances under and as defined in the Notes.  Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Grantor after the date hereof, shall promptly (and in any event within three (3) Business Days) upon receipt thereof by such Grantor be delivered to and held by or on behalf of the Agent (or, so long as the Credit Agreement is in effect, to the Senior Agent as the bailee of the Agent) pursuant hereto.  All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent.  The Agent shall, subject to the Subordination Agreement, have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.  In addition, the Agent shall, subject to the Subordination Agreement, have the right with written notice to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.

SECTION 3.2.                                          Perfection of Uncertificated Securities Collateral.  Each Grantor represents and warrants that the Agent has a perfected second priority security interest in all uncertificated Pledged Securities pledged by it hereunder that is in existence on the date hereof and that the applicable Organization Documents do not require the consent of the other shareholders, members, partners or other Person to permit the Agent or its designee to be substituted for the applicable Grantor as a shareholder, member, partner or other equity owner, as applicable, thereto.  Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Law and upon the request of the Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge and give the Agent the right to transfer such Pledged Securities under the terms hereof and provide to the Agent an opinion of counsel, in form and substance reasonably satisfactory to the Agent, confirming such pledge and perfection thereof.

SECTION 3.3.                                          Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  Each Grantor represents and warrants that the only filings, registrations and recordings necessary to create, preserve, protect, publish notice of and perfect the security interest granted by each Grantor to the Agent (for the benefit of the Credit Parties) pursuant to this Security Agreement in respect of the Collateral, other than Fixtures located in stores, are listed on Schedule II hereto.  Each Grantor represents and warrants that all such filings, registrations and recordings have been delivered to the Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule II.  Each Grantor agrees that at the sole cost and expense of the Grantors, (i) such Grantor will take all actions reasonably requested by Agent to maintain the security interest created by this Security Agreement in the Collateral as a perfected security interest, subject only to Permitted Encumbrances under and as defined in the Notes, and shall defend such security interest against the claims and demands of all Persons (other than with respect to Permitted Encumbrances), (ii) without limiting the foregoing, upon Agent’s request therefor, such Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Agent, such Grantor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Agent may reasonably request, including the filing of any financing statements, continuation statements and other documents (including this Security Agreement) under the UCC (or other applicable Laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Agent and in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) wherever required by applicable Law in each case to perfect, continue and maintain a valid, enforceable, second priority security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Agent hereunder, as against the Grantors and third parties (other than with respect to Permitted Encumbrances), with respect to the Collateral.

SECTION 3.4.                                          Other Actions.  In order to further evidence the attachment, perfection and priority of, and the ability of the Agent to enforce, the Agent’s security interest in the Collateral, each Grantor represents, warrants and agrees, in each case at such Grantor’s own expense, with respect to the following Collateral that:

(a)                                 Instruments and Tangible Chattel Paper.  As of the date hereof (i) no amount payable under or in connection with any of the Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Section II.D. of the Information Certificate and (ii) each Instrument and each item of Tangible Chattel Paper listed in Section II.D. of the Information Certificate, to the extent requested by the Agent, has been properly endorsed, assigned and delivered to the Agent, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.  If any amount payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may reasonably request from time to time.

(b)                                 Investment Property.  (i) As of the date hereof (1) it has no Securities Accounts other than those listed in Section II.B. of the Information Certificate, (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities with respect to which the Agent has a perfected second priority security interest in such Pledged Securities, and (3) it has entered or, with respect to securities accounts maintained with Oppenheimer & Co., within thirty (30) days of the Closing Date (or such later date as the Agent may agree), will use commercially reasonable efforts to enter, into a duly authorized, executed and delivered Securities Account Control Agreement with respect to each Securities Account listed in Section II.B. of the Information Certificate with respect to which the Agent has or will have, as applicable, a perfected second priority security interest in such Securities Accounts by Control.

(ii)                                  If any Grantor shall at any time hold or acquire any certificated Pledged Securities, other than any interests in any CFC not required to be pledged hereunder, such Grantor shall promptly (a) notify the Agent thereof and endorse, assign and deliver the same to the Agent (or, so long as the Credit Agreement is in effect, to the Senior Agent), accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Agent or (b) deliver such Securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Agent.  If any Securities now or hereafter acquired by any Grantor are uncertificated, such Grantor shall promptly notify the Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (a) grant Control to the Agent and cause the issuer to agree to comply with instructions from the Agent as to such Securities, without further consent of any Grantor or such nominee, (b) cause a security entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Agent has Control or (c) arrange for the Agent to become the registered owner of the Securities.  Grantor shall not hereafter establish and maintain any Securities Account with any Securities Intermediary unless (1) the applicable Grantor shall have given the Agent ten (10) Business Days’ prior written notice of its intention to establish such new Securities Account with such Securities Intermediary, (2) such Securities Intermediary shall be reasonably acceptable to the Agent and (3) such Securities Intermediary and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account.  Each Grantor shall accept any cash and Investment Property which are proceeds of the Pledged Interests in trust for the benefit of the Agent and promptly upon receipt thereof, deposit any cash received by it into a Blocked Account, or with respect to any Investment Properties or additional Securities, take such actions as required above with respect to such Securities.  No Grantor shall grant control over any Pledged Securities to any Person other than the Agent and the Senior Agent.

(iii)                               As between the Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Agent, a Securities Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this SECTION 3.4(b) shall release or relieve any Securities Intermediary or any other third party of its duties and obligations to the Grantors or any other Person under any Control Agreement or under applicable Law.  Each Grantor shall promptly pay all Claims and fees of whatever kind or nature when due and owing, except as permitted under the Transaction Documents, with respect to the Pledged Securities pledged by it under this Security Agreement.  In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Agent may do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Agent for all costs and expenses incurred by the Agent under this SECTION 3.4(b) and under SECTION 9.3 hereof.

(c)                                  Electronic Chattel Paper and Transferable Records.  As of the date hereof no amount payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction).  If any amount payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Agent thereof and shall take such action as the Agent may reasonably request to vest in the Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Agent agrees with such

Grantor that the Agent will arrange, pursuant to procedures reasonably satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(d)                                 Letter-of-Credit Rights.  If such Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Agent thereof and such Grantor shall, at the request of the Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Agent of, and to pay to the Agent, the proceeds of, any drawing under the Letter of Credit or (ii) arrange for the Agent to become the beneficiary of such Letter of Credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be deposited in a Blocked Account.

(e)                                  Commercial Tort Claims.  As of the date hereof it holds no Commercial Tort Claims other than those listed in Section IV of the Information Certificate.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall immediately notify the Agent in writing signed by such Grantor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

SECTION 3.5.                                          Supplements; Further Assurances.  Each Grantor shall take such further actions, and execute and deliver to the Agent such additional assignments, agreements, supplements, powers and instruments, as the Agent may in its reasonable judgment deem necessary or appropriate, wherever required by Law, in order to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Agent or permit the Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Agent from time to time upon reasonable request such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments.  If an Event of Default has occurred and is continuing, the Agent may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral.  All of the foregoing shall be at the sole cost and expense of the Grantors.  The Grantors and the Agent acknowledge that this Security Agreement is intended to grant to the Agent for the benefit of the Credit Parties a security interest in and Lien upon the Collateral and shall not constitute or create a present assignment of any of the Collateral.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to, and without limitation of, each of the representations, warranties and covenants set forth in the Securities Purchase Agreement and the other Transaction Documents, each Grantor represents, warrants and covenants as follows:

SECTION 4.1.                                          Title.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent pursuant to this Security Agreement or as are permitted by the Transaction Documents.  No Person other than the Agent has control or possession of all or any part of the Collateral, except as permitted by the Transaction Documents.

SECTION 4.2.                                          Limitation on Liens; Defense of Claims; Transferability of Collateral.  Each Grantor is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, such Grantor will be, the sole direct and beneficial owner of all Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than the Liens and security interest created by this Security Agreement and Permitted Encumbrances.  Each Grantor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Agent or any other Credit Party other than Permitted Encumbrances.  There is no agreement, and no Grantor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with such Grantors’ obligations or the rights of the Agent hereunder, except as permitted under the Transaction Documents.

SECTION 4.3.                                          Chief Executive Office; Change of Name; Jurisdiction of Organization.  (a)  The exact legal name, type of organization, jurisdiction of organization, federal taxpayer identification number, organizational identification number and chief executive office of such Grantor is indicated next to its name in Sections I.A. and I.B. of the Information Certificate.  Such Grantor shall furnish to the Agent prompt written notice of any change in (i) its corporate name, (ii) the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) its identity or type of organization or corporate structure, (iv) its federal taxpayer identification number or organizational identification number or (v) its jurisdiction of organization (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).  Such Grantor agrees (A) not to effect or permit any such change unless all filings have been made under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected second priority security interest in all the Collateral (subject only to, with respect to priority, Permitted Encumbrances having priority by operation of Law) and (B) to take all action reasonably satisfactory to the Agent to maintain the perfection and priority of the security interest of the Agent for the benefit of the Credit Parties in the Collateral intended to be granted hereunder.  Each Grantor agrees to promptly provide the Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence.

(b)                                 The Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Grantors need to be amended as a result of any of the changes described in SECTION 4.3(a).  If any Grantor fails to provide information to the Agent about such changes on a timely basis, the Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Grantor’s property constituting Collateral, for which the Agent needed to have information relating to such changes.  The Agent shall have no duty to inquire about such changes if any Grantor does not inform the Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Agent to search for information on such changes if such information is not provided by any Grantor.

SECTION 4.4.                                          Location of Inventory and Equipment.  As of the Closing Date, all Equipment and Inventory of such Grantor is located at the chief executive office or such other location listed in Schedule I.C. of the Information Certificate.

SECTION 4.5.                                          Condition and Maintenance of Equipment.  The Equipment of such Grantor is in good repair, working order and condition, reasonable wear and tear excepted, except to the extent permitted under the Transaction Documents.  Each Grantor shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially reasonable make or cause to be made all repairs, replacements and other improvements which are necessary in the conduct of such Grantor’s business.

SECTION 4.6.                                          Due Authorization and Issuance.  All of the Pledged Interests of a Subsidiary have been, and to the extent any Pledged Interests of a Subsidiary are hereafter issued, such shares or other equity interests will be, upon such issuance, duly authorized, validly issued and, to the extent applicable, fully paid and non-assessable.  All of the Pledged Interests of a Subsidiary have been fully paid for, and there is no amount or other obligation owing by any Grantor to any issuer of the Pledged Interests in exchange for or in connection with the issuance of the Pledged Interests or any Grantor’s status as a partner or a member of any issuer of the Pledged Interests.

SECTION 4.7.                                          No Conflicts, Consents, etc.  No consent of any party (including, without limitation, equity holders or creditors of such Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (A) for the grant of the security interest by such Grantor of the Collateral pledged by it pursuant to this Security

Agreement or for the execution, delivery or performance hereof by such Grantor, (B) for the exercise by the Agent of the voting or other rights provided for in this Security Agreement or (C) for the exercise by the Agent of the remedies in respect of the Collateral pursuant to this Security Agreement except, in each case, for such consents which have been obtained prior to the date hereof.  Following the occurrence and during the continuation of an Event of Default, if the Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Security Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Agent, such Grantor agrees to use commercially reasonable efforts to assist and aid the Agent to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8.                                          Collateral.  All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Credit Party in connection with this Security Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects.  The Collateral described on the schedules annexed hereto constitutes all of the material property of such type of Collateral owned or held by the Grantors.

SECTION 4.9.                                          Insurance.  Such Grantor shall maintain or shall cause to be maintained such insurance as is required pursuant to Section 14(f) of the Notes.  Each Grantor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent reasonably deems advisable.  All sums disbursed by the Agent in connection with this SECTION 4.9, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.10.                                   Access to Collateral, Books and Records; Other Information.  Without limitation or duplication of the provisions of the Transaction Documents, upon reasonable prior request to each Grantor, the Agent, its agents, accountants and attorneys shall have access to visit and inspect, as applicable, during normal business hours, all of the Collateral including, without limitation, all of the books, correspondence and records of such Grantor relating thereto other than any matters that constitute materials subject to attorney client privilege; provided that, except as specifically set forth in this Section, the Grantors shall not be liable for additional costs and expenses of such visits and inspections than those provided in Section 14(i) of the Notes.  The Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested by the Agent with regard thereto.  Such Grantor shall, at any and all times, within a reasonable time after written request by the Agent, furnish or cause to be furnished to the Agent, in such manner and in such detail as may be reasonably requested by the Agent, additional information with respect to the Collateral.

SECTION 4.11.                                   Additional Guarantors.  The Grantors shall cause:

(a)                                 each Subsidiary of any Grantor not in existence on the Closing Date, to execute and deliver to the Agent for the benefit of the Credit Parties promptly and in any event within five Business Days after the formation, acquisition or change in status thereof, (A) a guaranty, pursuant to which such Subsidiary shall be made a Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates (if any) evidencing all of the Equity Interests of any Person owned by such Subsidiary, (2) undated stock powers executed in blank and (3) such opinions of counsel and such approving certificate of such Person as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such Equity Interest, (C) to the extent required under the Transaction Documents, one or more mortgages creating on the real property owned by such Subsidiary a perfected, first priority Lien on such real property (subject to Permitted Encumbrances) and such other real property deliverables as may be required by the Agent, and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Agent in order to create, perfect, establish the second priority (other than Permitted Encumbrances) of or otherwise protect any Lien purported to be covered by any such Security Agreement or mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Transaction Documents and that all or substantially all of the property and assets of such Subsidiary shall become Collateral for the Obligations;

(b)                                 each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within five Business Days after the formation or acquisition of such Subsidiary an amendment to the Security Agreement, together with (A) certificates (if any) evidencing all of the Equity Interests of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank, (C) such opinions of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matters relating to such Equity Interest and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Agent; and

(c)                                  Notwithstanding the foregoing, no CFC shall be required to become a Guarantor hereunder and no Equity Interests of a CFC shall be required to be pledged or otherwise subject to a Lien under the Transaction Documents if in any such case (x) adverse tax consequences could reasonably be expected to result therefrom or (y) such guarantee is prohibited by any Law; provided, however, that if the Equity

Interests of such CFC are owned by a Grantor, such Grantor shall deliver, all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Agent, a pledge agreement governed by the laws of the jurisdiction of organization of such CFC), and certificates described in clause (ii) above to the Agent, and take all actions requested by the Agent or otherwise necessary to grant and to perfect a second-priority Lien (subject to Permitted Encumbrances) in favor of the Agent, for the benefit of the Credit Parties, in sixty five percent (65%) of the voting Equity Interests of such CFC and one hundred percent (100%) of all other Equity Interests of such CFC owned by such Grantor.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.                                          Pledge of Additional Securities Collateral.  Each Grantor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Agent and forthwith deliver to the Agent a pledge amendment, duly executed by such Grantor, in substantially the form of Exhibit 1 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under SECTION 3.1 and SECTION 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Security Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes.  Each Grantor hereby authorizes the Agent to attach each Pledge Amendment to this Security Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Collateral.

SECTION 5.2.                                          Voting Rights; Distributions; etc.

(i)                              Subject to SECTION 5.2(ii) hereof, each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Securities Purchase Agreement or any other Transaction Document evidencing the Secured Obligations.  The Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this SECTION 5.2(i).

(ii)                           Upon the occurrence and during the continuance of any Event of Default, all rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to SECTION 5.2(i) hereof shall, upon notice from the Agent, immediately cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights, subject to the Subordination Agreement; provided that the Agent shall have the right from time to time following the occurrence and continuance of an Event of Default to permit such Grantor to exercise such rights under SECTION 5.2(i).  After such Event of Default is no longer continuing, each Grantor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to SECTION 5.2(i) hereof.

(iii)                        So long as no Cash Dominion Event shall have occurred and be continuing, each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with, and to the extent permitted by, the provisions of the Transaction Documents; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement); provided further that notwithstanding the occurrence and continuance of a Cash Dominion Event, the Company shall be entitled to receive and retain cash Distributions solely for purposes of paying taxes in accordance with the Transaction Documents.  The Agent shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to receive the Distributions which it is authorized to receive and retain pursuant to this SECTION 5.2(iii).

(iv)                       Upon the occurrence and during the continuance of any Cash Dominion Event, all rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 5.2(iii) hereof shall cease and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.  After such Cash Dominion Event is no longer continuing, each Grantor shall have the right to receive the Distributions which it would be authorized to receive and retain pursuant to SECTION 5.2(iii).

(v)                          Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Agent appropriate instruments as the Agent may reasonably request in order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to SECTION 5.2(ii) hereof and to receive all Distributions which it may be entitled to receive under SECTION 5.2(iv) hereof.

(vi)                       All Distributions which are received by any Grantor contrary to the provisions of SECTION 5.2(iv) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall (subject to the Subordination Agreement) immediately be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3.                                          Organization Documents.  Each Grantor has delivered to the Agent true, correct and complete copies of its Organization Documents.  The Organization Documents are in full force and effect.  No Grantor will terminate or agree to terminate any Organization Documents or make any amendment or modification to any Organization

Documents which may have a Material Adverse Effect including electing to treat any Pledged Interests of such Grantor as a security under Section 8-103 of the UCC.

SECTION 5.4.                                          Defaults, Etc.  Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Securities pledged by it, and such Grantor is not in violation of any other material provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation thereunder.  No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, except those which are being contested in accordance with the terms of the Transaction Documents, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates, if any, delivered to the Agent) which evidence any Pledged Securities of such Grantor.

SECTION 5.5.                                          Certain Agreements of Grantors As Issuers and Holders of Equity Interests.

(i)                              In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Security Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(ii)                           In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organization Documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Agent or its nominee and to the substitution of the Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.                                          Grant of License.  Without limiting the rights of Agent as the holder of a Lien on the Intellectual Property Collateral, for the purpose of enabling the Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article VIII hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2.                                          Registrations.  Except pursuant to licenses and other user agreements entered into by any Grantor in the ordinary course of business that are listed in Section VI of the Information Certificate, on and as of the date hereof (i) each Grantor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Section III of the Information Certificate, and (ii) all registrations listed in Section III of the Information Certificate are valid and in full force and effect to the extent indicated therein.

SECTION 6.3.                                          No Violations or Proceedings.  To each Grantor’s knowledge, on and as of the date hereof, there is no violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed in Section III of the Information Certificate, respectively, pledged by it under the name of such Grantor.

SECTION 6.4.                                          Protection of Agent’s Security.  On a continuing basis, each Grantor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Agent of (A) any adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Patent, Trademark or Copyright necessary for the conduct of business of such Grantor or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding such Grantor’s claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Collateral, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Intellectual Property Collateral to the extent necessary for the conduct of business of such Grantor, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral necessary for the conduct of business of such Grantor, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case, except as shall be consistent with commercially reasonable business judgment and, if any Event of Default has occurred and is continuing, with the prior approval of the Agent (such approval not to be unreasonably withheld), (iv) upon such Grantor’s obtaining knowledge thereof, promptly notify the Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Collateral, the ability of such Grantor or the Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the material licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Agent for the benefit of the Credit Parties, without the consent of the Agent (such consent not to be unreasonably withheld), (vi) until the Agent exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to the Agent from time to time upon the Agent’s reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Agent may from time to time request.  Notwithstanding the foregoing, nothing herein shall prevent any Grantor from selling, disposing of or otherwise using any Intellectual Property Collateral as permitted under the Transaction Documents.

SECTION 6.5.                                          After-Acquired Property.  If any Grantor shall, at any time before this Security Agreement shall have been terminated in accordance with SECTION 9.5(a), (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this SECTION 6.5 with respect to such Grantor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Security Agreement without further action by any party.  With respect to any federally registered Intellectual Property Collateral, each Grantor shall promptly, but no less than on a quarterly basis (a) provide to the Agent written notice of any of the foregoing and (b) confirm the attachment of the Lien and security interest created by this Security Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this SECTION 6.5 by execution of an instrument in form reasonably acceptable to the Agent.

SECTION 6.6.                                          Modifications.  Each Grantor authorizes the Agent to modify this Security Agreement by amending Section III of the Information Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Grantor including, without limitation, any of the items listed in SECTION 6.5 hereof.

SECTION 6.7.                                          Litigation.  Each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral.  Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, the Agent or the other Credit Parties to enforce the Intellectual Property Collateral and any license thereunder.  In the event of such suit, each Grantor shall, at the reasonable request of the Agent, do any and all lawful acts and execute any and all documents requested by the Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Agent, as the case may be, for all costs and expenses reasonably incurred by the Agent in the exercise of its rights under this SECTION 6.7 in accordance with SECTION 9.3 hereof.  In the event that the Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Grantor agrees, at the request of the Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees, subject to the exercise of its business judgment in accordance with its fiduciary duties, to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

SECTION 6.8.                                          Third Party Consents.  Each Grantor shall use commercially reasonable efforts to obtain the consent of third parties to the extent such consent is necessary or desirable to create a valid, perfected security interest in favor of the Agent in any Intellectual Property Collateral.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING CREDIT CARD RECEIVABLES

SECTION 7.1.

SECTION 7.2.                                          Maintenance of Records.  Each Grantor shall keep and maintain at its own cost and expense complete records of each Credit Card Receivable, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto.  Each Grantor shall, at such Grantor’s sole cost and expense, upon the Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver electronic or physical copies of all tangible evidence of Credit Card Receivables in its possession or reasonably available to it, including, without limitation, all documents evidencing Credit Card Receivables and any books and records relating thereto to the Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor).  Upon the occurrence and during the continuance of any Event of Default, the Agent may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Credit Card Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Credit Card Receivables or the Agent’s security interest therein in accordance with applicable Law without the consent of any Grantor.

SECTION 7.3.                                          Modification of Terms, Etc.  No Grantor shall rescind or cancel any indebtedness evidenced by any Credit Card Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with reasonable business judgment, or extend or renew any such indebtedness except in the ordinary course of business consistent with reasonable business judgment or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Credit Card Receivable or interest therein except in the ordinary course of business consistent with reasonable business judgment or in accordance with the Transaction Documents without the prior written consent of the Agent (which consent shall not unreasonably be withheld).

SECTION 7.4.                                          Collection.  Each Grantor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account.  The costs and expenses (including, without limitation, attorneys’ fees) of collection, in any case, whether incurred by any Grantor, the Agent or any other Credit Party, shall be paid by the Grantors.

ARTICLE VIII
REMEDIES

SECTION 8.1.                                          Remedies.  Upon the occurrence and during the continuance of any Event of Default the Agent may, and at the direction of the Requisite Holders, shall, subject to the terms of the Subordination Agreement, from time to time in respect of the Collateral, in addition to the other rights and remedies provided for herein, in any other Transaction Document, under applicable Law or otherwise available to it:

(i)                              Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Grantor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Grantor (it being understood that this provision does not constitute authorization by any Grantor of the agent to breach the peace);

(ii)                           Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Grantor, prior to receipt by any such obligor of such instruction, such Grantor shall segregate all amounts received pursuant thereto in trust for the benefit of the Agent and shall promptly pay such amounts to the Agent;

(iii)                        Sell, assign, grant a license to use or otherwise liquidate, or direct any Grantor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)                       Take possession of the Collateral or any part thereof, by directing any Grantor in writing to deliver the same to the Agent at any place or places so designated by the Agent, in which event such Grantor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Agent and therewith delivered to the Agent, (B) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition.  Each Grantor’s obligation to deliver the Collateral as contemplated in this SECTION 8.1 is of the essence hereof.  Upon application to a court of equity having jurisdiction, the Grantors agree that the Agent shall be entitled to a decree requiring specific performance by any Grantor of such obligation;

(v)                          Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Grantor constituting Collateral for application to the Secured Obligations as provided in Article VIII hereof;

(vi)                       Retain and apply the Distributions to the Secured Obligations as provided in Article VIII hereof;

(vii)                    Exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(viii)                 Exercise all the rights and remedies of a secured party under the UCC, and the Agent may also in its sole discretion, without notice except as specified in SECTION 8.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, as part of one or more going out of business sales in the Agent’s own right or by one or more agents and contractors, all as the Agent, in its sole discretion, may deem advisable, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem advisable.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Agent shall have the right to conduct such sales on any Grantor’s premises and shall have the right to use any Grantor’s premises without charge for such sales for such time or times as the Agent may see fit.  The Agent and any agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  The Agent and/or any other Credit Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of all or any part of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale.  Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  To the fullest extent permitted by Law, each Grantor hereby waives any claims against the Agent and the other Credit Parties arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

SECTION 8.2.                                          Notice of Sale.  Each Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by applicable Law and unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide such Grantor such advance notice as may be practicable under the circumstances), ten (10) days’ prior notice to such Grantor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters.  No notification need be given to any Grantor if it has duly executed and delivered, after the occurrence of an Event of Default, a statement renouncing or modifying (as permitted under applicable Law) any right to notification of sale or other intended disposition.

SECTION 8.3.                                          Waiver of Notice and Claims.  Each Grantor hereby waives, to the fullest extent permitted by applicable Law, notice or judicial hearing in connection with the Agent’s taking possession or the Agent’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under Law, and each Grantor hereby further waives, to the fullest extent permitted by applicable Law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law.  The Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Grantor.

SECTION 8.4.                                          Certain Sales of Collateral.

(i)                              Each Grantor recognizes that, by reason of certain prohibitions contained in certain Laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority.  Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Law, the Agent shall have no obligation to engage in public sales.

(ii)                           Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities Laws, the Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities Laws, even if such issuer would agree to do so.

(iii)                        If the Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Grantor shall from time to time furnish to the Agent all such information as the Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(iv)                       Each Grantor further agrees that a breach of any of the covenants contained in this SECTION 8.4 will cause irreparable injury to the Agent and the other Credit Parties, that the Agent and the other Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 8.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 8.5.                                          No Waiver; Cumulative Remedies.(i)                 No failure on the part of the Agent to exercise, no course of dealing with respect to, and no delay on the part of the Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties.  The remedies herein provided are cumulative and are not exclusive of any remedies provided by Law.

(ii)                           In the event that the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case, the Grantors, the Agent and each other Credit Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent and the other Credit Parties shall continue as if no such proceeding had been instituted.

SECTION 8.6.                                          Certain Additional Actions Regarding Intellectual Property.  If any Event of Default shall have occurred and be continuing, upon the written demand of the Agent, each Grantor shall execute and deliver to the Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof to the extent such assignment does not result in any loss of rights therein under applicable Law.  Within five (5) Business Days of written notice thereafter from the Agent, each Grantor shall make available to the Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of the Event of Default as the Agent may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the registered Patents, Trademarks and/or Copyrights, and such Persons shall be available to perform their prior functions on Agent’s behalf.

SECTION 8.7.                                          Application of Proceeds.  The proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Agent of its remedies shall be applied, together with any other sums then held by the Agent pursuant to this Security Agreement, in accordance with and as set forth in the Transaction Documents and the Subordination Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1.                                          Concerning Agent.(i)         The Agent has been appointed as administrative agent and collateral agent pursuant to the Securities Purchase Agreement.  The actions of the Agent hereunder are subject to the provisions of the Transaction Documents.  The Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Security Agreement and the other Transaction Documents.  The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact except as set forth in the Transaction Documents.  The Agent may resign and a successor Agent may be appointed in the manner provided in the Securities Purchase Agreement.  Upon the acceptance of any appointment as the Agent by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent under this Security Agreement, and the retiring Agent shall thereupon be discharged from its duties and obligations under this Security Agreement.  After any retiring Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was the Agent.

(ii)                                  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Agent nor any of the other Credit Parties shall have responsibility for, without limitation (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Agent or any other Credit Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

(iii)                               The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Security Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv)                              If any item of Collateral also constitutes collateral granted to the Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Agent, in its sole discretion, shall select which provision or provisions shall control.

SECTION 9.2.                                          Agent May Perform; Agent Appointed Attorney-in-Fact.  If any Grantor shall fail to perform any covenants contained in this Security Agreement or in the Transaction Documents (including, without limitation, such Grantor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Claims, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any other obligations of such Grantor with respect to any Collateral) or if any warranty on the part of any Grantor contained herein shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby.  Any and all amounts so expended by the Agent shall be paid by the Grantors in accordance with the provisions of SECTION 9.3 hereof.  Neither the provisions of this SECTION 9.2 nor any action taken by the Agent pursuant to the provisions of this SECTION 9.2 shall prevent any such failure to observe any covenant contained in this Security Agreement or any breach of warranty from constituting an Event of Default.  Each Grantor hereby appoints the Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time after the occurrence and during the continuation of an Event of Default in the Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Transaction Documents which the Agent may deem necessary to accomplish the purposes hereof.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 9.3.                                          Expenses.  Each Grantor will upon demand pay to the Agent the amount of any and all amounts required to be paid pursuant to Section 4(e) of the Securities Purchase Agreement.

SECTION 9.4.                                          Continuing Security Interest; Assignment.  This Security Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Grantors, their respective successors and assigns, and (ii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the other Credit Parties and each of their respective successors, transferees and assigns.  No other Persons (including, without limitation, any other creditor of any Grantor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (ii), any Credit Party may assign or otherwise transfer any indebtedness held by it secured by this Security Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Credit Party, herein or otherwise, subject, however, to the provisions of the Transaction Documents.

SECTION 9.5.                                          Termination; Release.

(a)                                 This Security Agreement, the Lien in favor of the Agent (for the benefit of itself and the other Credit Parties) and all other security interests granted hereby shall terminate with respect to all Secured Obligations upon the indefeasible payment in full in cash of all Obligations under the Transaction Documents (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations), provided, however, that in connection with the termination of this Security Agreement, the Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, and (y) any Secured Obligations that may thereafter arise under the Transaction Documents.

(b)                                 The Collateral shall be released from the Lien of this Security Agreement in accordance with the provisions of the Transaction Documents.  Upon termination hereof or any release of Collateral in accordance with the provisions of the Transaction Documents, the Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to the Grantors, against receipt and without recourse to or warranty by the Agent, such of the Collateral to be released (in the case of a release) or all of the Collateral (in the case of termination of this Security Agreement) as may be in possession of the Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

(c)                                  At any time that the respective Grantor desires that the Agent take any action described in clause (b) of this SECTION 9.5, such Grantor shall, upon request of the Agent, deliver to the Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to clause (a) or (b) of this SECTION 9.5.  The Agent shall have no liability whatsoever to any other Credit Party as the result of any release of Collateral by it as permitted (or which the Agent in good faith believes to be permitted) by this SECTION 9.5.

SECTION 9.6.                                          Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Transaction Documents and unless in writing and signed by the Agent and the Grantors.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Security Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

SECTION 9.7.                                          Notices.  Unless otherwise provided herein or in the Transaction Documents, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Securities Purchase Agreement, as to any Grantor, addressed to it at the address of the Company set forth in the Securities Purchase Agreement and as to the Agent, addressed to it at the address set forth in the Securities Purchase Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other parties hereto complying as to delivery with the terms of this SECTION 9.7.

SECTION 9.8.                                          GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 9.9.                                          CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. (a) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR

ANY OTHER TRANSACTION DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)                                 EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)                                  EACH GRANTOR AGREES THAT ANY ACTION COMMENCED BY ANY GRANTOR ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

(d)                                 EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.7.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)                                  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER INITIATED BY OR AGAINST ANY SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.10.                                   Severability of Provisions.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.11.                                   Execution in Counterparts; Effectiveness.  This Security Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 9.12.                                   No Release.  Nothing set forth in this Security Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Agent or any other Credit Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Agent or any other Credit Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Security Agreement, the Securities Purchase Agreement or the other Transaction Documents, or under or in respect of the Collateral or made in connection herewith or therewith.  The obligations of each Grantor contained in this SECTION 9.12 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Security Agreement, the Securities Purchase Agreement and the other Transaction Documents.

SECTION 9.13.                                   No Credit for Payment of Taxes or Imposition. No Grantor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Transaction Documents, and no Grantor shall be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.

SECTION 9.14.                                   No Claims against the Agent. Nothing contained in this Security Agreement shall constitute any consent or request by the Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 9.15.                                   Obligations Absolute.  All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(i)                                any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;

(ii)                             any lack of validity or enforceability of the Securities Purchase Agreement or any other Transaction Document, or any other agreement or instrument relating thereto;

(iii)                          any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Securities Purchase Agreement or any other Transaction Document or any other agreement or instrument relating thereto;

(iv)                         any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v)                            any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Securities Purchase Agreement or any other Transaction Document except as specifically set forth in a waiver granted pursuant to the provisions of SECTION 9.6 hereof; or

(vi)                         any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor (other than the termination of this Security Agreement in accordance with SECTION 9.5(a) hereof).

SECTION 9.16.  Subordination.                 NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS GRANTED HEREUNDER SECURING THE SECURED OBLIGATIONS SHALL BE JUNIOR IN PRIORITY TO CERTAIN OBLIGATIONS OF THE GRANTORS IN THE MANNER AND TO THE EXTENT SET FORTH IN, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO ARE SUBJECT TO, THE SUBORDINATION AGREEMENT.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantors and the Agent have caused this Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

BODY CENTRAL CORP., as a Grantor

By:
Name:
Title:

BODY CENTRAL STORES, INC., as a Grantor

By:
Name:
Title:

BODY CENTRAL SERVICES, INC., as a Grantor

By:
Name:
Title:

BODY CENTRAL DIRECT, INC., as a Grantor

By:
Name:
Title:

Signature Page to Security Agreement

LANE FIVE PARTNERS LP, as Agent

By:
Name:
Title:

Signature Page to Security Agreement

EXHIBIT 1

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of                   , is delivered pursuant to SECTION 5.1 of that certain Security Agreement (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 27, 2014, by BODY CENTRAL CORP., a Delaware corporation (the “Company”) and each Subsidiary of the Company signatory thereto (the “Original Guarantors”) and from time to time party thereto by execution of a joinder agreement (the “Additional Guarantors” and, together with the Original Guarantors, the “Guarantors”; the Company and the Guarantors are each a “Grantor” and, collectively, the “Grantors”), in favor of LANE FIVE PARTNERS LP, in its capacity as collateral agent (in such capacity, the “Agent”) for the Buyers party to the Securities Purchase Agreement.  The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[ ],
as Grantor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

LANE FIVE PARTNERS LP, as Agent

By:
Name:
Title:

SCHEDULE I

Intercompany Notes

BORROWER	LENDER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

SCHEDULE II

Filings, Registrations and Recordings

NAME	STATE	OFFICE

SCHEDULE III

Pledged Interests

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No.